Exhibit 23.8

Consent of Independent Auditor

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement (No. 333-226795) on Form S-3 of Magnolia Oil and Gas Corporation of our report dated May 9, 2018 relating to the statement of revenues and direct operating expenses of the certain assets of GulfTex Energy III, LP and GulfTex Energy IV, LP appearing in the Schedule 14A Proxy Statement filed by Magnolia Oil and Gas Corporation on July 2, 2018.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

San Antonio, Texas

August 28, 2018